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                                                                  EXHIBIT 99.4

                              SAC RIVER VALLEY BANK

                                     BY-LAWS

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Bank, Stockton, Missouri, or such other place as the Board of Directors may designate, at 9:00 a.m., or such other hour as the Board of Directors may designate, on the third Saturday of May of each year. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

         SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by written request of the owners of a majority of the outstanding stock.

         SECTION 1.3. NOTICE OF MEETINGS. Notice of annual or special shareholders' meetings shall state the place, day and hour of the meeting, and shall be published at least ten (10) days prior to the meeting and once a week after the first publication with the last publication being not more than seven
(7) days before the day fixed for such meeting, in some daily or weekly newspaper printed and published in the City of Stockton, and if there be none then in some newspaper printed and published in Cedar County, and if there be none, then in some newspaper printed and published in an adjoining county. A written or printed copy of the notice shall be delivered personally or mailed to each shareholder at least ten (10) but not more than fifty (50) days prior to the day fixed for the meeting, and shall state, in addition to the place, day and hour, the purpose of any special meeting or an annual meeting at which the shareholders will consider a change in the par value of the corporation stock, the issuance of preferred shares, a change in the number of directors, an increase of the corporate life, an extension or change of its' business, or any change in its articles of incorporation. Any shareholder may waive notice by pausing to be delivered to the secretary during, prior, or after the meeting a written signed waiver of notice, or by attending such meeting except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 1.04. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversation or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares; and in such case such shareholders and only such shareholders as shall be shareholders of record at the time fixed for the closing of the transfer books or at the time fixed as the record date shall be entitled to such notice of, and to vote at, such




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meeting, any adjournment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.

         SECTION 1.5 NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Bank entitled to vote for the election of directors.

         SECTION 1.6 JUDGES OF ELECTION. Every election of directors shall be managed by two judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Cashier or Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot at such meeting, and shall certify the result thereof.

         SECTION 1.7 VOTING. Each shareholder shall have one (1) vote for each share of stock entitled to vote under the provisions of the Articles of Agreement and these By-laws which is registered in his name on the books of the corporation; but, in the election of directors, cumulative voting shall prevail, that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he may cast in the whole number of such votes for one or more candidates. Directors shall not be elected in any other manner, unless such cumulative voting be unanimously waived by all shareholders present, in person or by proxy, and such waiver by permitted by law.

         SECTION 1.8 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one (1) meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

         SECTION 1.9 QUORUM. A majority of the outstanding capital stock legally entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Agreement.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1 BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporation powers of the Bank shall be vested in and may be exercised by said Board.

         SECTION 2.2 NUMBER. The Board shall consist of not less than five (5) nor more than thirty-five (35) shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by the Articles of Agreement, by resolution of the shareholders at any meeting thereof upon approval of the resolution by the Missouri Commissioner of Finance, or by the Board at any regular or special meeting thereof, by a two-thirds majority vote of the total number thereof, provided, however, that the Board may not add more than two (2) additional directors during any one (1) year and the increase shall not become effective until approved by the Missouri Commissioner of



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Finance and shall be effective only until the next regular shareholders meeting, at which time the shareholders shall approve or reject such increase.

         SECTION 2.3 ORGANIZATION MEETING. The Cashier or Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Bank for the purpose of organizing the new Board and electing and appointing officers of the Bank for the succeeding year.Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty
(30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.4 REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held, without notice, on the second Thursday of each month at the Main Office, or at such place as the Board of Directors may designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day. At each regular meeting there shall be submitted to the meeting a list giving the aggregate of loans, discounts, acceptances and advances, including overdrafts over $100 to each individual, partnership, corporation or person whose liability to the Bank has been created, extended, renewed or increased since the last regular meeting of the Board by more than an amount to be determined by the Board of Directors, which minimum amount shall not exceed $10,000, and a list of the aggregate indebtedness and liability to the Bank of each of the directors, officers and employees thereof. If there is collateral to the indebtedness, it shall be described as of the date of the meeting. Charged-off assets and recovered assets shall be presented for inspection of the board. Additions to the investment account shall be presented to the Board at least once each quarter. The minutes of the meeting shall indicate the compliance with the requirements of this section.

         SECTION 2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of the Bank, or at the request of three
(3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telephone, letter or in person, of each such special meeting at least one (1) day prior to the meeting date.

         SECTION 2.6 QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

         SECTION 2.7 VACANCIES. Vacancies not exceeding one-third of the whole number of the Board may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected may hold office until such vacancies are filled by the shareholders at a special or annual meeting. All other vacancies in the office of directors shall be filled by election by the shareholders.

         SECTION 2.8 QUALIFICATIONS. No person shall be nominated, elected or appointed to serve as a member of the Board of Directors who does not meet all of the qualifications required by law and the regulations and rules of the Missouri Commissioner of Finance pertaining to the qualifications for directors of Missouri banks. Each director shall be a citizen of the United States and at least three-fourths of the directors shall be residents of Missouri at the time of their election and during their continuance in office.

         SECTION 2.9 ADVISORY DIRECTORS. The Board of Directors of the Bank shall be authorized to appoint Advisory Directors to serve from the date of their appointment until the date of the next annual meeting of shareholders and for such time thereafter as they shall be reappointed as Advisory Directors.



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Such Advisory Directors shall be chosen by the Board of Directors from former directors or from any others as the Board shall consider qualified to serve. Their duties shall be to attend, if possible, all meetings of the Board and to participate in such meetings, but they shall have no vote. Such Advisory Directors, shall be paid the same compensation as is paid to active directors unless they be officers of the Bank.

         SECTION 2.10 COMMUNICATIONS FROM THE MISSOURI COMMISSIONER OF FINANCE. Each official communication directed by the Missouri Commissioner of Finance or one of his deputies to this Bank or to any officer thereof, relating to an examination or investigation conducted by the Division of Finance or containing suggestions or recommendations at to the conduct of the business of the Bank shall be submitted, by the officer receiving it, to the Board of Directors at the next meeting of the Board, and duly noted in the minutes of the meeting of the Board.


                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         Section 3.1 DISCOUNT COMMITTEE. If needed, the Board of Directors may establish a Discount Committee composed of all officers of the Bank, or composed of a certain number of officers of the Bank that the Board may choose. Any four
(4) officers may constitute a quorum of this committee. This committee shall meet each full working day of the week at a time selected by the committee. This committee shall have the power to approve loans that do not adhere to current loan policy or loans that may be above current loan limits of each individual officer. This committee shall make overdraft decisions, charge-off decisions to be presented to Board and many of the various daily decisions that are necessary to operate the Bank. Minutes of the meetings shall be kept and submitted at the next regular Board meeting.

         SECTION 3.2 EXECUTIVE COMMITTEE. If needed, the Board of Directors may establish an executive committee. It shall be composed of not less than three members of the Board of Directors appointed by the Board annually. Vacancies in the Executive Committee shall be filled by the Board. Two members of the Executive Committee shall constitute a quorum for the transaction of any and all business of the Committee and affirmative vote of at least two (2) members of the Executive Committee shall be necessary to make any actions of the Committee effective. During the intervals between meetings of the Board of Directors, and except where specific directions shall have been given by the Board, the Executive Committee shall possess and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Bank, in such manner as the Committee shall deem to be for the best interests of the Bank. The following powers may not be delegated by the Board to the Executive Committee; the power or authority to declare dividends, to fill vacancies on the Board, or to adopt, amend or repeal by-laws. The Executive Committee shall choose a Chairman and Secretary and may choose to establish a regular monthly time and place of meeting. Minutes of Executive Committee meetings shall be kept and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

         SECTION 3.3 OTHER COMMITTEES. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.




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         SECTION 3.4 MEETINGS OF COMMITTEES. The regular dates and hours for meetings of all committees appointed by the Board of Directors shall be determined by each of such committees and special meetings may be called by the Chairman of the Committee, or any two (2) members of the Committee, on twenty-four (24) hours' actual notice by telephone or in writing or otherwise; and a special meeting of a committee may be held without notice by unanimous consent of the members of the Committee.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 4.1 CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these By-laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

         SECTION 4.2 PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Bank. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

         SECTION 4.3 VICE PRESIDENT. The Board of Directors may appoint one or more Vice Presidents with such designation as to rank as the Board may approve, such as an Executive Vice President and one or more Senior Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

         SECTION 4.4 SECRETARY. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board and of the Bank, and shall keep accurate minutes of all meetings. he shall be custodian of the corporate seal, records, documents and papers of the Bank. He shall also perform such other duties as may be assigned to him from time to time, by the Board of Directors.

         SECTION 4.5 CASHIER. The Board of Directors may appoint a Cashier. The Cashier shall provide for the keeping of proper records of all transactions of the Bank. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these By-laws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

         SECTION 4.6 OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board or the President.

         SECTION 4.7 OTHER EMPLOYEES. The Board of Directors may appoint from time to time, such Paying and Receiving Tellers, Note Tellers, Bookkeepers, Receptionists, Proof Operators, and other



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employees as it may deem advisable for the prompt and orderly transaction of the business of the Bank, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of the Bank authorized by him, may appoint and dismiss all or any of the of the employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

         SECTION 4.8 TENURE OF OFFICE. The President shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

                                    ARTICLE V

                          STOCK AND STOCK CERTIFICATES

         SECTION 5.1 TRANSFERS. Shares of stock shall be transferable on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

         SECTION 5.2 STOCK CERTIFICATES. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Bank shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: Sac River Valley Bank shall be at the top of circular seal, Stockton, Missouri shall be at the bottom of the circular seal and the center of the circular seal shall consist of the word "SEAL".

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Bank shall be the calendar year.

         SECTION 7.2 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, under-takings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Bank by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of



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the Bank in such other manner and by such other officers as the Board of
Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these By-laws.

         SECTION 7.3 RECORDS. The Articles of Agreement, the By-laws, and the proceedings of all meetings of the stockholders, the Board of Directors, standing committees of the Board, shall be recorded in the appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary,m Cashier, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE VIII

                                     BY-LAWS

         SECTION 8.1 INSPECTION. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Bank, and shall be open for inspection to all shareholders, during banking hours.

         SECTION 8.2 AMENDMENTS. The By-laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors.

         I, Howard M. Wrenn, CERTIFY that: (1) I am the duly constituted Secretary of the Board of Directors of Sac River Valley Bank and, as such officer, am the official custodian of its records; (2) the foregoing By-laws are the By-laws of said Bank, and all of them are now lawfully in force and effect.

         IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of the said Bank in the City of Stockton, Missouri, on this 12th day of June, 1986.

                                                    /s/ Howard M. Wrenn
                                                    --------------------------
                                                    Howard M. Wrenn, Secretary



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